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                           THE GLOBAL SOURCES EMPLOYEE

                        EQUITY COMPENSATION PLAN NO. III
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                            Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                 Hamilton HM 12



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                                    CONTENTS

No.      Section                                                        Page

1.       Name of this Plan...................................................1
2.       Purpose of this Plan................................................1
3.       Shares Subject to the Plan..........................................1
4.       Eligible Persons....................................................1
5.       Non-transferability.................................................1
6.       Adjustments.........................................................2
7.       Plan Duration.......................................................2
8.       Administration......................................................2
9.       Terminating Transactions............................................2
10.      Take Over or Change of Control......................................3
11.      Government Regulations..............................................3
12.      Costs and Expenses..................................................3
13.      Amendment or Termination of this Plan...............................3
14.      Effective Date of this Plan.........................................4
15.      Governing Law and Jurisdiction......................................4

Schedule 1
Schedule 2
Schedule 3



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                           THE GLOBAL SOURCES EMPLOYEE

                        EQUITY COMPENSATION PLAN NO. III

1.   Name of this Plan

     This Employee Equity Compensation Plan shall be known as the Global Sources Employee Equity Compensation Plan No. III.

2.   Purpose of this Plan

     Under the Global Sources Employee Equity Compensation Plan No. III (this "Plan") Trade Media Holdings Ltd., a company incorporated in the Cayman Islands (the "Company"), through The Global Sources Employee Equity Compensation Trust (the "Trust"), may give Class "A" voting ordinary shares of US$1.00 each (the "Shares") in the Company to eligible persons as set out in Section 4.

3.   Shares Subject to the Plan

     The Shares held by Harrington Trust Limited as trustee of the Trust dated 30 December 1999 (the "Trustee") shall be eligible for issuance by the Trustee pursuant to this Plan.

4.   Eligible Persons

     The persons eligible to receive Shares under this Plan (a "Grantee" and collectively the "Grantees") are any persons employed ("eligibly employed") by the Company including Directors of the Company, or by its parent (if any), or any of its subsidiaries or its affiliates on a salaried basis at the date of the public listing of the Company's shares (the "listing") on an appointed Stock Exchange (including the Nasdaq National Market). Grantees shall be determined by resolution of the Board of Directors of the Company, whose decision shall be final. The number of Shares to be given to a Grantee shall be determined in accordance with the provisions of Schedule 1 hereof.

5.   Non-transferability

     Any Shares granted under this Plan shall be non-transferable except in accordance with the provisions of Schedule 2 hereof. In the event that the listing shall not occur by January 1, 2003 the provisions of Schedule 3 hereof shall apply.


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                                      -2-

6.   Adjustments

     If the outstanding Shares then subject to this Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganisations, recapitalisations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of shares or securities as shall be directed by the Plan Committee.

7.   Plan Duration

     Shares may not be granted more than ten years after the effective date of this Plan.

8.   Administration

     The Plan shall be managed and administered by the Trustee subject to the directions of the Plan Committee as provided under the Trust.

     The interpretation and construction by the Trustee of any provisions of this Plan shall be final and binding upon Grantees and their respective successors, unless otherwise determined by the Company, in which case such determination of the Company shall be final and binding. Neither the Trustee nor the Company shall be liable for any action taken, or determination made, in good faith.

     The Trustee or the Plan Committee may, from time to time, adopt rules and regulations for carrying out the Plan.

     Subject to the provisions of this Plan, the Plan Committee shall have full and final authority in its discretion to select the persons to be granted the Shares.

     The Company may delegate any of its powers, rights, duties and responsibilities under the Plan to the Plan Committee who may discharge same with the authority and in the place and stead of the Company.

9.   Terminating Transactions

     Upon the dissolution or liquidation of the Company, upon a reorganisation, merger or consolidation of the Company with one or more bodies corporate as a result of which the Company is not the surviving company, or as a result of which the outstanding Shares are converted into cash, or property or securities not issued by the Company, or upon a sale of substantially all the property or shares of the Company excluding the share exchange agreement entered into with the Fairchild Corporation, Fairchild (Bermuda) Ltd., the Company, and the Company's shareholders at which time the Plan shall become the Plan of Fairchild Bermuda, Ltd. (any of which shall be deemed here-


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                                      -3-

     under to constitute a "Terminating Transaction"), the Plan shall terminate. Upon the happening of a Terminating Transaction, the shares and any cash held by the Trustees shall be distributed to the Grantees in equal shares.

     No amendment of this Plan shall increase the duties and responsibilities of the Trustees without their consent.

10.  Take Over or Change of Control

     In the event that, whether as the result of a successful offer to shareholders or otherwise, but excluding the consequence of the Share Exchange, 50 percent or more of the issued and outstanding Shares are held or beneficially owned by a person or group of persons acting in concert the unredeemed portion of the Coupon (as referred to in Schedule 1 hereof) then outstanding shall ipso facto become redeemed and the Trustee shall, on the twentieth business day after the happening of such event shall first have come to the notice of the Company, or such earlier date as the Trustee may decide, accept the surrender by each Grantee of the Coupon except that the payment in consideration therefor shall be the higher of the remaining value of the Coupon and the price per Share offered to shareholders as aforesaid (if applicable) multiplied by the number of Shares for which the Coupon is redeemable.

11.  Government Regulations

     The Trustee shall not issue any Shares unless and until all licences, permissions and authorisations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

12.  Costs and Expenses

     All costs and expenses with respect to the adoption of this Plan and in connection with the registration of Shares shall be borne by the Company; provided, however, that except as otherwise specifically provided in this Plan or in any agreement between the Company and a Grantee, the Company shall not be obliged to pay any costs or expenses (including legal fees) incurred by any Grantee in connection with any Shares held or transferred by any Grantee.

13.  Amendment or Termination of this Plan

     The Company may by resolution of the Board of Directors alter, amend, suspend or terminate this Plan; however, except as otherwise provided in this Plan, no such action shall deprive the Grantee, without his or her consent, any of the rights granted to the Grantee pursuant to this Plan. Except as herein provided, no such action of the Com-


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                                      -4-

     pany, unless taken with the approval of a resolution of the shareholders of the Company in general meeting may:

     (a)  extend the termination date of this Plan set forth herein; or

     (b)  alter the class of persons eligible to receive Shares under this Plan.

     No amendment of the Plan shall increase the duties and responsibilities of the Trustees without their consent.

14.  Effective Date of this Plan

     The effective date of this Plan shall be the earlier of the date the Shares are transferred to the Trust and the date of the listing.

15.  Governing Law and Jurisdiction

     This Plan shall be governed by and interpreted and construed in accordance with the laws of Bermuda and the Company and each Grantee hereby irrevocably submits to the exclusive jurisdiction of the courts of Bermuda.

     IN WITNESS WHEREOF the Company has caused its common seal to be hereunto affixed in the presence of its duly authorised officers as of the __ day of 2000.


The COMMON SEAL of                )

Trade Media Holdings Ltd.         )

was hereunto affixed              )

in the presence of:-              )



________________________________
Director


________________________________
Secretary


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For the purpose of the Schedules attached hereto, the term "eligibly employed"
shall have that meaning ascribed to it in Section 4 of the Plan.

                                   SCHEDULE 1

At the effective date of the Plan the Company shall issue to each Grantee a $5,000 Coupon for Shares with a multiplier to be determined by the Company (the "Coupon"); provided that the maximum number of Shares that may be acquired by any individual in any calendar year shall not exceed 25% of the aggregate number of Shares to be issued under this Plan. Acceptance by the Grantee of the Coupon shall be by notice in writing to the Company, in such form as the Company shall determine. The number of Shares that shall be granted to each Grantee shall be the quotient of (a) the Coupon divided by (b) an amount to be determined by the Plan Committee at the time of issuance.

                                   SCHEDULE 2

Upon the listing of the Company's Shares, the Shares shall be granted to the Grantee in accordance with the Coupon. Such Shares shall not vest in the Grantee but shall be held by the Trustee for the Grantee subject to the following provisions:

1. If the Grantee remains eligibly employed upon the first anniversary of the listing of the Company, the Grantee can direct the Trustee to transfer one third of the Shares to the Grantee or to such person as the Grantee directs and upon the second anniversary of the listing of the Company, the Grantee can direct the Trustee to transfer one further third of the Shares to the Grantee or to such person as the Grantee directs and upon the third anniversary of the listing of the Company, the Grantee can direct the Trustee to transfer the remainder of the Shares to the Grantee or to such person as the Grantee directs provided that in the event of the Grantee directing the Trustee to transfer the Shares to someone other than the Grantee, the Grantee shall be responsible for obligations, liabilities or taxes incurred as a consequence of such direction.

2. If the Grantee ceases to be eligibly employed by reason of death, disability or normal retirement (as hereinafter defined) the Grantee (or the personal representative of the Grantee as the case may be) can direct the Trustees to transfer to the Grantee or to such person as the Grantee or the personal representative of the Grantee (as the case may be) directs any Shares held for the Grantee provided that in the event of the Grantee or the personal representative of the Grantee directing the Trustee to transfer the Shares to someone other than the Grantee, the Grantee or the personal representative of the Grantee (as the case may be) shall be responsible for obligations, liabilities or taxes incurred as a consequence of such direction.


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                                      -2-

3. "normal retirement" shall mean retirement from active employment by the person eligibly employed on or after the normal retirement date specified in the applicable pension plan relating to the person eligibly employed or if there is no such pension plan, age 65.

4. If the Grantee is discharged for cause or shall become the employee of a Competitor or shall otherwise cease to be eligibly employed all Shares held by the Trustee for the Grantee shall be forfeited to the Trust and shall be available for further grant under the Plan. The definition "Competitor" shall be determined by the Company whose decision shall be final.

                                   SCHEDULE 3

(1) The Grantee, if eligibly employed or (2) the personal representatives of any deceased Grantee or (3) any Grantee who is no longer eligibly employed due to disability or normal retirement may redeem for cash the Coupon given in accordance with Schedule 1 for the value of the Coupon multiplied by the multiplier by notice in writing to the Company, in such form as the Company shall determine. Payment of the sum so due shall be made by the Company to the Grantee or the personal representatives (as the case may be) by cheque. The Company shall withhold from any payment the applicable withholding tax or any other taxes or charges that an employer is normally charged with doing in respect of employee